EXHIBIT 99.2

FORM OF NOTICE OF GUARANTEED DELIVERY

Gibraltar Industries, Inc.

OFFER TO EXCHANGE

Up to $210,000,000 aggregate principal amount of its 6.25% Senior Subordinated Notes due 2021 that have been registered under the Securities Act of 1933

for any and all of its outstanding 6.25% Senior Subordinated Notes due 2021

Pursuant to the Prospectus dated June [—], 2013

This Notice of Guaranteed Delivery or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the outstanding 6.25% Senior Subordinated Notes Due 2021 (the “Original Notes”) are not immediately available, (ii) the Original Notes, the Letter of Transmittal and any other documents required by the Letter of Transmittal cannot be delivered to The Bank of New York Mellon Trust Company, N.A. (the “Exchange Agent”) on or prior to 5:00 p.m., New York City time, on July [—], 2013, or such later date and time to which the Exchange Offer may be extended (the “Expiration Date”) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery or one substantially equivalent to this form may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent, and must be received by the Exchange Agent on or prior to the Expiration Date. See “The Exchange Offer — Guaranteed Delivery Procedures” in the Prospectus.

The Exchange Offer will expire at 5:00 p.m., New York City time, on July [—], 2013 unless extended (the “Expiration Date”). Withdrawal rights for acceptances of the Exchange Offer will expire at that time, unless the Expiration Date is extended.

The Exchange Agent for the Exchange Offer is: The Bank of New York Mellon Trust Company, N.A.

By Mail or Overnight Courier:	By Facsimile:	By Hand Delivery:

c/o The Bank of New York Mellon	c/o The Bank of New York Mellon	c/o The Bank of New York Mellon
111 Sanders Creek Parkway	832.667.9408	111 Sanders Creek Parkway
East Syracuse, NY 13057	Reorganization Section	East Syracuse, NY 13057
Reorganization Section	Attn: Dacia Brown-Jones	Reorganization Section
Attn: Dacia Brown-Jones		Attn: Dacia Brown-Jones
315.414.3349		315.414.3349
Confirm by Telephone:
315.414.3349
For Information Telephone:
315.414.3349

Delivery of this Notice of Guaranteed Delivery to an address, or transmission of instructions via a fax number, other than as listed above, will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for guarantee of signatures.

Ladies and Gentlemen:

The undersigned hereby tenders to Gibraltar Industries, Inc., Air Vent Inc., Alabama Metal Industries Corporation, Amico Holding Company, Inc. Appleton Supply Company, Inc., Construction Metals LLC, Diamond Perforated Metals, Inc., D.S.B. Holding Corp., Florence Corporation, Florence Corporation of Kansas, Gibraltar Steel Corporation of New York, GSC Flight Services Corp, Noll/Norwesco, LLC, Pacific Award Metals, Inc., Sea Safe, Inc., Seismic Energy Products, Inc. Solar Group, Inc., Southeastern Metals Manufacturing Company, Inc., and The D.S. Brown Company (the “Issuers”) upon the terms and subject to the conditions set forth in the Prospectus dated June [—], 2013 (as the same may be amended or supplemented from time to time, the “Prospectus”), and the related Letter of Transmittal (which together with the Prospectus constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the aggregate principal amount of Original Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer — Guaranteed Delivery Procedures.”

DESCRIPTION OF ORIGINAL NOTES TENDERED
Name(s) and Address(es) of Registered Holder(s)	Certificate Number(s) (if available)	Principal Amount Tendered*

Total:
* Tenders of Original Notes will be accepted only in integral multiples of $2,000.

☐	Check here if tendered Original Notes will be delivered by book-entry transfer and complete the following:

The Depository Trust Company Account Number:

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity, bankruptcy or dissolution of the undersigned and every obligation of the undersigned hereunder shall be binding upon the undersigned’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

PLEASE COMPLETE AND SIGN BELOW
Signature(s):

Must be signed by the registered Holder(s) as the name(s) appear(s) on the certificate(s) for the Original Notes or by any person(s) authorized to become registered Holder(s) by endorsements and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title and submit proper evidence satisfactory to the Issuers of the signatory’s authority to so act.

Dated:

Name(s):

(Please Print)

Capacity:

Address:

Telephone Number with Area Code:

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (each of the foregoing being referred to as an “Eligible Institution”) hereby guarantees to deliver to the Exchange Agent at its address set forth herein the Original Notes tendered hereby in proper form for transfer (or a confirmation of book-entry transfer of such Original Notes into the Exchange Agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer set forth in the Prospectus), together with one or more properly completed and duly executed Letter(s) of Transmittal or facsimiles thereof (or a properly transmitted Agent’s Message in the case of a tender through DTC’s Automated Tender Offer Program (“ATOP”)), with any required signature guaranteed, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Letter(s) of Transmittal or facsimile thereof (or a properly transmitted Agent’s Message in the case of tender through ATOP) and the Original Notes tendered hereby to the Exchange Agent (or a properly transmitted confirmation of book-entry transfer in the case of a book-entry transfer of such Original Notes to the Exchange Agent’s account at DTC) within the time period set forth above and failure to do so could result in a financial loss to the undersigned.

Name of Institution	Authorized Signature

Address Line 1	Title

Address Line 2

Area Code and Telephone Number	Date

Do not send Original Notes with this form. Original Notes should be sent to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal.